EXHIBIT 32.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the report of Integrated Pharmaceuticals, Inc. (the “Company”), on Form 10-QSB for the quarter ending September 30, 2006, as filed with the Securities and Exchange Commission (the “Report”), I, Peter Featherston, Chief Executive Officer of the Company, certify, pursuant to Sect. 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Sect. 1350), that to my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/   Peter Featherston
By:  Peter Featherston
Chief Executive Officer

Dated: November 19, 2007